UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

METRO ONE TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27024	93-0995165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North Gould Street, Suite 2990 Sheridan, Wyoming	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 683-0855
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 28, 2023, the holders of a majority of the outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of Metro One Telecommunications, Inc. (the “Company”), executed a written consent in lieu of a special meeting (the “Written Consent”) approving the form of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock, at a ratio to be determined by the Company’s Board of Directors (the “Board”) within the range of 1-for-25 to 1-for-100 (the “Reverse Stock Split”) and to reduce the Company’s total authorized shares of Common Stock from 600,000,000 shares to 35,000,000 shares (the “Proposed Charter Amendment”). The Proposed Charter Amendment was unanimously approved by the Board on February 23, 2023, subject to approval by the stockholders, which was obtained as described above.

The Reverse Stock Split and the reduction of the Company’s total authorized number of shares of Common Stock will be effectuated within the next 12 months. The Reverse Stock Split will not become effective until it has been processed and approved by the Financial Industry Regulatory Authority (“FINRA”). In the event that FINRA does not approve the Reverse Stock Split, the Board may determine, in its sole discretion, not to effect the Reverse Stock Split nor file the Proposed Charter Amendment with the Secretary of State of the State of Delaware.

The effective time of the Reverse Stock Split will be the date and time the Proposed Charter Amendment is filed with the Secretary of State of the State of Delaware or such later time as is specified therein; provided, however, that in no event will the Reverse Stock Split become effective until it has been processed and approved by FINRA. The exact timing of the Reverse Stock Split will be determined by the Board at a later date based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company. The Board will also determine the exact ratio and terms of the Reverse Stock Split at a later date. Notwithstanding the foregoing, the Reverse Stock Split will be effectuated within the next 12 months; provided, however, that the Reverse Stock Split and the reduction of the Company’s total authorized number of shares of Common Stock may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the Proposed Charter Amendment if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon such actions.

Pursuant to Section 228(e) of the Delaware General Corporation Law, as amended, the Company mailed, on or about February 28, 2023, a notice of such action taken by the Written Consent to the Company’s stockholders that did not consent to such Written Consent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Dated: March 3, 2023	By:	/s/ Elchanan Maoz
	Name:	Elchanan Maoz
	Title:	Chief Executive Officer, President and Director

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